Exhibit 10.3

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (the "Agreement) is made effective as of April 11th, 2007 (the "Effective Date"), by and between Resource Buyers and Distribution, Inc., a Nevada Corporation (the "Consultant") and Spirit Exploration, Inc., a Nevada Corporation (the "Company").

     WHEREAS, the Consultant is engaged in the business of providing services and venues for identifying strategic partnerships, business opportunities, product distribution, media, business development, market evaluation, product analysis in the global markets and the Company desires to identify and embark on these various potential opportunities while improving the growth of its operations after completion of the acquisition;

     WHEREAS, the Company desires to secure the efforts of a consultant who is capable of providing these services to the Company and its customer base;

     WHEREAS,  Consultant  desires  to  provide  services  to  the  Company; and

     WHEREAS, Company desires to retain the services of Consultant as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. The Company hereby appoints and engages Consultant as the Company's advisor. The Consultant hereby accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

     2. Engagement Term. The "Engagement Term" and Consultant's engagement under this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years from the Effective Date, ending at the close of business on April 11, 2012, provided, however, that the Engagement Term shall automatically extend for successive one-year periods (such extensions also being referred to as the "Engagement Term"), as long as neither party has given written notice to the other party at least 180 days prior to the end of the then current term that such term shall not be extended, and further provided that the Agreement has not been terminated earlier in accordance with the provisions of
Section 8 below. The parties acknowledge that certain obligations under this Agreement survive the end of Consultant's engagement.


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     3.  Authority  and  Description  of  Services.

          (a) Consultant. The Company shall engage the Consultant as an independent advisor. Consultant shall render services to the Company from time to time as requested by the Company and agreed upon by the parties. Consultant shall perform services commensurate with the services performed by Consultants to an entity comparable to the Company, including, without limitation, guiding the development of a strategic business and marketing plan, identifying business opportunities for the Company, and advising the company in its capital raising efforts. Consultant shall not participate in any offering of securities of the Company.

          (b) Location and Services. Consultant's services shall be performed at the main office location of the Consultant or other such designated location(s) as Consultant and Company agree are the most advantageous for the work to be performed.

          (c) Manner of Engagement. There shall be no specified minimum time commitment for Consultant to be considered to have performed all of its duties under this Agreement

          (d).  Limitations  on  Services.

               (i) Investment Banking Activities. Consultant shall not be required to perform any investment banking related activities on behalf of Company as a condition of this Agreement. For the purposes of this Agreement, investment banking activities include, without limitation, (i) the location, negotiation and/or securing of public or private debt for the Company; (ii) the location, negotiation and/or securing of any public or private equity for the Company; (iii) the production of any documentation that is to be utilized for the purposes and activities as relating to the activities as outlined in subheadings (i) and (ii); and (iv) any other activities as may normally be associated with the practice of investment banking.

               (ii) Release of Information. The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant shall NOT release any financial or other information or data about Company or customers of the Company without the consent and approval of Company; and Consultant shall NOT release any information or data about Company or customers of the Company to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and Company requests in writing that said information or data is not to be so released or promulgated.

     4. Base Compensation. Commencing on the Effective Date, the Company shall pay the Consultant base compensation in the gross amount of $10,000 per month for the first twelve months, which payment shall be deferred until April 11, 2008 or until

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funding of the Company, whichever is earlier.  Commencing on April 11, 2008, the
Company shall pay the Consultant base compensation in the gross amount of $20,000 per month, which payment shall be paid periodically in accordance with normal Company payroll practices. Thereafter Base Compensation shall increase by 5% annually. Base compensation shall also be subject to reviews and increases in the sole discretion of the Board ("Base Compensation").

     5. Additional Consideration. In addition to Base Compensation, the Consultant shall be entitled:

          (a) To an immediate grant to Consultant or Assigns Common Stock Purchase Warrants, in the form attached as Exhibit A hereto, to purchase 800,000 shares of the Company's common stock for a period of five years at an exercise price of $1.00 per share.

          (b) To an immediate grant of 3,500,000 shares of the Company's common stock to the Consultant or its assigns.

     6. Duties of Company. Company shall supply Consultant, on a regular and timely basis with all approved data and information about Company or it's customer (s), its management, its products, and its operations and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action. Consultant reports are not intended to be used in the sale or offering of securities. In that Consultant relies on information provided by Company for a substantial part of its preparations and report, Company represents that said information is neither false nor misleading, nor omits to state a material fact and has been reviewed and approved by counsel to Company.

     7.  Termination  of  the  Agreement.

          (a)  Termination  by  the  Consultant.

               (i) For Good Reason. If Consultant terminates the Agreement for Good Reason, as defined in subsection (e) below, Consultant shall be entitled to receive (i) Consultant's Base Compensation through the date of termination, (ii) the Net Smelter Return Royalty for the full term specified in Section 5(c) above, and (iii) the Severance Benefit, as defined in subsection (g) below.

               (ii) Without Good Reason. If the Consultant terminates the Agreement during the Engagement Term other than for Good Reason, as defined in subsection (e) below, the Company shall have no liability to Executive except to pay (i) Consultant's Base Compensation through the date of termination, and (ii) the Net Smelter Return Royalty for the full term specified in Section 5(c) above. Consultant shall not be entitled to receive severance or other benefits.

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               (iii)  Notice  of  Non-Renewal.  Notice  given  by  Consultant of non-renewal of this Agreement as provided for in Section 2 shall be treated as a termination without Good Reason, unless the Notice specifically sets forth a basis for Good Reason, for purposes of this
          Section  8.

          (b)  Termination  by  Company

               (i) For Cause. If the Company terminates the Agreement during the Engagement Term for Cause, as defined in subsection (d) below, the Company shall have no liability to Consultant except to pay (i) Consultant's Base Compensation through the date of termination, and
          (ii)  the  Net  Smelter  Return Royalty for the full term specified in
          Section 5(b) above. Consultant shall not be entitled to receive severance or other benefits.

               (ii) Without Cause. If the Company terminates the Agreement during the Engagement Term without Cause (and for reasons other than Death, Disability or Change in Control as provided for in this Section
          8), Consultant shall be entitled to receive (i) Consultant's Base Compensation through the date of termination, (ii) the Net Smelter Return Royalty for the full term specified in Section 5(b) above, and
          (iii)  the  Severance  Benefit.

               (iii) Notice of Non-Renewal. Notice given by the Company of non-renewal of this Agreement as provided for in Section 2 shall be treated as a termination without Cause, unless the Notice specifically sets forth a basis for Cause, for purposes of this Section 8.

          (c) Termination Due to Change in Control. If the Company terminates the Agreement without Cause (and for reasons other than Death or Disability) in conjunction with a Change in Control, as defined in subsection (f) below, Consultant shall be entitled to receive (i) Consultant's Base Compensation through the date of termination, (ii) the Net Smelter Return Royalty for the full term specified in Section 5(b) above, and (iii) the Change in Control Benefit, as defined in subsection
     (h)  below.

          (d) Cause. The following acts by Consultant, as determined by the Board in its reasonable discretion, shall constitute "Cause" for termination:

               i. Theft or embezzlement, or attempted theft or embezzlement, of money or material tangible or intangible assets or property of the Company, its Subsidiaries or its employees or business relations;

               ii. An intentional violation of any law or any act or acts of moral turpitude which negatively affects the interests, property, business, operations or reputation of the Company or its Subsidiaries;

               iii. Other than as a result of a disability, a material failure to carry out effectively Consultant's duties and obligations to the Company, upon not less

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          than ten (10) days' advance written notice of the asserted problem and a  reasonable  opportunity  to  cure;

               iv. Gross negligence or willful misconduct in the performance of Consultant's duties;

               v. Consultant's material breach of this Agreement which, after written notice by the Company of such breach, is not cured within ten
          (10)  days  of  such  notice.

          (e) Good Reason. Termination by Consultant of this Agreement for "Good Reason" shall mean a Termination by Consultant within sixty (60) days after
     (i) a material diminution in Consultant's position, duties or responsibilities; (ii) a reduction in Executive's then Base Compensation; or (iii) the Company's material breach of this Agreement. Prior to a Resignation for Good Reason, Consultant shall give the Company written notice of the basis for his claim that he has Good Reason to terminate his employment and allow the Company ten (10) days to cure.

          (f) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

               i. A merger or consolidation involving the Company or any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the stockholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the stockholders of the company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

               ii. An acquisition by any person, entity or "group" (within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause (i)" of this Section 9(j)(i), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company (in a single transaction or series of related transactions); or

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               iii.  In  the event that the individuals who, as of the Effective
          Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (However, if the subsequent election, or nomination by the Board for election by the Company's stockholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.)

          (g) Severance Benefit. The "Severance Benefit" shall mean continuation of Consultant's Base Compensation in effect immediately prior to such termination or resignation for the term of this Consultation Agreement, but in any event such compensation shall be for no less than twelve (12) months ("Severance Benefit Period").

          (h) Change in Control Benefit. The "Change in Control Benefit" shall mean a Continuation of Consultant's Base compensation in effect immediately prior to such termination or resignation for a period equal to twice the amount of the Severance Benefit Period or the remainder of the then current Engagement Term ("Change in Control Benefit Period"), whichever is longer

8.     Representation,  Undertakings  and  Indemnification.

          (a) Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to Consultant and Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.

          (b) Consultant, in the absence of notice in writing from Company, will rely on the continuing accuracy of material, information and data supplied by Company.

          (c) Company shall cooperate fully and timely with Consultant to enable Consultant to perform its duties and obligations under this Consulting Agreement.

          (d) The execution and performance of this Consulting Agreement by Company has been duly authorized by the Board of Directors of Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Company.

          (e) The performance by Company of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Company or any contractual obligation by which Company may be bound.


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          (f)  Company  shall act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of the materials and shall inform Consultant of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

     9. Consultant as an Independent Contractor. Consultant shall provide said services as an independent contractor, and not as an employee of the Company or of any entity affiliated with Company. Consultant has no authority to bind Company or any affiliate of Company to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of Company, thereby becoming the sole responsibility of Consultant. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. Consultant shall be solely responsible for any Federal, State or local taxes and fees, and should Company for any reason be required to pay taxes at a later date, Consultant shall reassure such payment is made by Consultant and not by Company. Consultant shall be responsible for all workers' compensations payments and herein holds Company harmless for any and all such payments and responsibilities related hereto.

     10.  Confidential  and  Proprietary  Information.

          (a) Consultant agrees that he will not use or disclose to any person, entity, association, firm or corporation, any of the Company's Confidential Information, except with the written authorization of the Board or as necessary to perform his duties under this Agreement. The term
     "Confidential Information" means information and data not generally known outside of the Company (unless as a result of Consultant's breach of any of the obligations imposed by this Agreement or the duties imposed by any then-existing statute, regulation, ordinance or common law) concerning the Company's business and technical information, and includes, without limitation, information relating to: (i) the identities of clients and the Company's other Business Relations (as defined below) and their purchasing habits, needs, business information, contact personnel and other information; (ii) suppliers' and vendors' costs, products, contact personnel and other information; and (iii) the Company's trade secrets, products, research and development, financial and marketing information, personnel and compensation information, and business plans. Consultant understands that this Section 10 applies to computerized as well as written information and to other information, whether or not in written form. It is expressly understood, however, that the obligations of this Section 10 shall only apply for as long as and to the extent that the Confidential Information has not become generally known to or available for use by the public other than by Consultant's act(s) or omission(s) in violation of this Agreement.

          (b) Consultant agrees that upon the end of his employment with the Company for any reason, he will not take with him any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, without the prior written consent of the Board. The Consultant also agrees that upon the end of his employment with the Company for any reason or at any

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     other  time  that  the  Company  may  request, he will deliver promptly and return to the Company all such documents and materials in his possession or control, along with all other property and documents of the Company or relating to the Company's employees, suppliers, customers, and business.

     11. Modification of the Agreement. This Consulting Agreement may not be modified or amended unless such modifications or amendments are mutually agreed upon in writing, and signed by the party against whom enforcement of the Agreement is being sought.

     12. Successors and Assignees. This Agreement may be assigned by the Company to any successor or assignee of a substantial portion of the business of the Company (whether by transfer of assets or stock, merger or other business combination). Consultant may not assign his rights or obligations under this Agreement.

     13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

     14. Waiver. The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

     15. Notices. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one (1) of this Consulting Agreement.

     16. Severability of Provisions. If any provision of this Consulting Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Consulting Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     17. Reasonable Restrictions/Remedies. Executive acknowledges that the provisions contained in Sections 11 through 14 of this Agreement are reasonable in

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scope,  area  and  duration  and  are  necessary  for the Company to protect its legitimate business interests, including its confidential information and business relationships. Executive and Company acknowledge and agree that damages would not adequately compensate Company if Executive were to breach any of his covenants contained in Sections 11 through 14 above. Consequently, Executive agrees that in the event of any such breach, Company shall be entitled to enforce this Agreement by means of an injunction or other equitable relief, in addition to any other remedies, including without limitation monetary damages set off against any amounts due Executive by Company.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     20. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Las Vegas, Nevada, before one arbitrator. The arbitration shall be administered by the American Arbitration Association pursuant to its Employment Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. All fees and costs of any arbitration conducted pursuant to this Agreement shall be divided equally between the parties, with each paying his or its own attorney's fees, costs and expenses.

     21. Entire Agreement. This Consulting Agreement contains the entire agreement of the parties. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of Consultant. This Consulting Agreement supersedes all previous agreements between Consultant and Company.

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     IN WITNESS WHEREOF, the undersigned have set forth their hands effective as of  the  date  first  written  above.

RESOURCE BUYERS AND             SPIRIT EXPLORATION, INC.
DISTRIBUTION, INC.


By: \s\ Camille D'Amato         By:  \s\ Peter J. Laipnieks
    -------------------------        --------------------------
    Name: Camille D'Amato            Name: Peter Laipnieks
    Title: President                 Title: President




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